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                                                                  EXHIBIT 23.4


                                      CONSENT


     Rosen Consulting Group hereby consents to the use of its report regarding the New York economy and midtown Manhattan office market and the references to the firm and such report under the caption "New York Economy and Manhattan Office Market" in the Registration Statement on Form S-11 of The Mendik Company, Inc.

                                             Rosen Consulting Group



                                             By: /s/  Kenneth T. Rosen
                                                 ----------------------
                                             Name: Kenneth T. Rosen
                                             Title: President, RCG



Date:  December 17, 1996